As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Relay Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3923475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

60 Hampshire Street

Cambridge, MA 02139

(617) 370-8837

(Address of Principal Executive Offices)

Relay Therapeutics, Inc. 2020 Stock Option and Incentive Plan

Relay Therapeutics, Inc. 2020 Employee Stock Purchase Plan

(Full Title of the Plans)

Sanjiv K. Patel

President and Chief Executive Officer

Relay Therapeutics, Inc.

60 Hampshire Street

Cambridge, MA 02139

(617) 370-8837

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William Collins, Esq.

Gabriela Morales-Rivera, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 8,693,447 shares of common stock, par value $0.001 per share (“Common Stock”) of Relay Therapeutics, Inc. (the “Registrant”) to be issued under the Registrant’s 2020 Stock Option and Incentive Plan, as amended (the “2020 Plan”) and (ii) an additional 1,738,689 shares of Common Stock of the Registrant to be issued under the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”), for which Registration Statements on Form S-8 relating to the same employee benefit plans are effective.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 filed with the Commission on July 17, 2020 (File No. 333-239912), March 25, 2021 (File No. 333-254704), February 24, 2022 (File No. 333-262974), February 23, 2023 (File No. 333-269959), February 22, 2024 (File No. 333-277278) and February 26, 2025 (File No. 333-285281) related to the 2020 Plan and the 2020 ESPP are incorporated by reference, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier Registration Statements are presented herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-K (File No. 001-39385) filed on February 23, 2023).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K (File No. 001-39385) filed on July 21, 2020).

4.3

Specimen stock certificate evidencing the shares of common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-239412) filed on July 9, 2020).

4.4	Description of Securities (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-39385) filed on February 22, 2024).

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	2020 Stock Option and Incentive Plan, and form of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 10-K (File No. 001-39385) filed on February 24, 2022).

99.2	2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-239412) filed on July 9, 2020).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on the 26th day of February, 2026.

RELAY THERAPEUTICS, INC.

By:	/s/ Sanjiv K. Patel
Sanjiv K. Patel, M.D.
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Sanjiv K. Patel, M.D. and Soo-Yeun Lim as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Sanjiv K. Patel	President, Chief Executive Officer and Director	February 26, 2026
Sanjiv K. Patel, M.D.	(Principal Executive Officer)

/s/ Thomas Catinazzo	Chief Financial Officer	February 26, 2026
Thomas Catinazzo	(Principal Accounting Officer and Principal Financial Officer)

/s/ Alexis Borisy	Director	February 26, 2026
Alexis Borisy

/s/ Linda A. Hill	Director	February 26, 2026
Linda A. Hill, Ph.D.

/s/ Douglas S. Ingram	Director	February 26, 2026
Douglas S. Ingram

/s/ Sekar Kathiresan	Director	February 26, 2026
Sekar Kathiresan, M.D.

/s/ Mark Murcko	Director	February 26, 2026
Mark Murcko, Ph.D.

/s/ Claire Mazumdar	Director	February 26, 2026
Claire Mazumdar

/s/ Habib Dable	Director	February 26, 2026
Habib Dable
/s/ Lonnel Coats	Director	February 26, 2026
Lonnel Coats